                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement             [_] CONFIDENTIAL, FOR USE OF THE
                                                COMMISSION ONLY (AS PERMITTED
                                                BY RULE 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                         PAMRAPO BANCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                 Mary M. Sjoquist, Muldoon, Murphy & Faucette
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:


        ------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:


        ------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

    (5) Total fee paid:

        ------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        -----------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

    (3) Filing Party:

        -----------------------------------------------------------------------

    (4) Date Filed:

        -----------------------------------------------------------------------

Notes:

                             PAMRAPO BANCORP, INC.
                                 611 AVENUE C
                           BAYONNE, NEW JERSEY 07002
                                (201) 339-4600



                                                                  March 17, 1997



Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Pamrapo Bancorp, Inc. (the "Company"), the holding company for Pamrapo Savings Bank, S.L.A. (the "Bank") which will be held on April 16, 1997, at 11:00 a.m., at Hi-Hat Caterers, 180 West 54th Street, Bayonne, New Jersey.

     The attached Notice of the Annual Meeting and the Proxy Statement describe the formal business to be transacted at the Annual Meeting. Directors and officers of Pamrapo Bancorp, Inc. as well as representatives of Radics & Co., LLC, the Company's independent auditors, will be present at the Annual Meeting to respond to any questions that our stockholders may have regarding the business to be transacted.

     The Board of Directors of the Company has determined that the matters to be considered at the Annual Meeting are in the best interests of the Company and its stockholders. For the reasons set forth in the proxy statement, the Board unanimously recommends a vote "FOR" each of the nominees as directors specified under Proposal I and "FOR" Proposal II, the ratification of auditors.

     PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. YOUR COOPERATION IS APPRECIATED SINCE A MAJORITY OF THE COMMON STOCK MUST BE REPRESENTED, EITHER IN PERSON OR BY PROXY, TO CONSTITUTE A QUORUM FOR THE CONDUCT OF BUSINESS.

     On behalf of the Board of Directors and all the employees of the Company and the Bank, I wish to thank you for your continued support. We appreciate your interest.

                                                Sincerely,

                                                /s/ William J. Campbell
                                                -----------------------
                                                William J. Campbell
                                                President and Chief
                                                Executive Officer

                             PAMRAPO BANCORP, INC.
                                 611 AVENUE C
                           BAYONNE, NEW JERSEY 07002
                                (201) 339-4600

                           -------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 16, 1997

                           -------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Pamrapo Bancorp, Inc. (the "Company") will be held at Hi-Hat Caterers, 180 West 54th Street, Bayonne, New Jersey, on April 16, 1997, at 11:00 a.m.

     A proxy statement and proxy card for this Annual Meeting are enclosed herewith. The Annual Meeting is for the purpose of considering and voting upon the following matters:

     1. The election of two directors for terms of three years each or until their successors are elected and qualified; and

     2. The ratification of Radics & Co., LLC as independent auditors of the Company for the fiscal year ending December 31, 1997.

     In addition, such other matters as may properly come before the Annual Meeting or any adjournments thereof will be considered at and voted upon at the Annual Meeting.

     The Board of Directors has established February 28, 1997, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. Only record holders of the Common Stock of the Company as of the close of business on that date will be entitled to vote at the Annual Meeting or any adjournments thereof. In the event there are not sufficient votes for a quorum or to approve or ratify any of the forgoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company. A list of stockholders entitled to vote at the Annual Meeting will be available at Pamrapo Bancorp, Inc., 611 Avenue C, Bayonne, New Jersey 07002, for a period of twenty days prior to the Annual Meeting and also will be available for inspection at the Annual Meeting itself.

                                    By Order of the Board of Directors

                                    /s/ Margaret Russo
                                    ------------------
                                    Margaret Russo
                                    Secretary



Bayonne, New Jersey
March 17, 1997

                             PAMRAPO BANCORP, INC.

                      -----------------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 16, 1997

                      -----------------------------------

SOLICITATION AND VOTING OF PROXIES

     This proxy statement is being furnished to stockholders of Pamrapo Bancorp, Inc. ("Pamrapo Bancorp" or the "Company") in connection with the solicitation by the Company's board of directors (the "Board of Directors" or "Board") of proxies to be used at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at Hi-Hat Caterers, 180 West 54th Street, Bayonne, New Jersey, on April 16, 1997, at 11:00 a.m., and at any adjournments thereof. The 1996 Annual Report to Stockholders, including financial statements for the fiscal year ended December 31, 1996, accompanies this proxy statement, which is first being mailed to stockholders on or about March 17, 1997.

     Regardless of the number of shares of Common Stock owned, it is important that stockholders be represented by proxy or present in person at the Annual Meeting. Stockholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Stockholders are urged to indicate their vote in the spaces provided on the proxy card. PROXIES SOLICITED BY THE BOARD OF DIRECTORS OF PAMRAPO BANCORP WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS GIVEN THEREIN. WHERE NO INSTRUCTIONS ARE INDICATED, SIGNED PROXIES WILL BE VOTED "FOR" EACH OF THE NOMINEES AS DIRECTORS SPECIFIED UNDER PROPOSAL I AND "FOR" PROPOSAL II, THE RATIFICATION OF AUDITORS.

     Other than the matters listed on the attached Notice of Annual Meeting of Stockholders, the Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. EXECUTION OF A PROXY CARD, HOWEVER, CONFERS ON THE DESIGNATED PROXYHOLDERS DISCRETIONARY AUTHORITY TO VOTE THE SHARES IN ACCORDANCE WITH THEIR BEST JUDGMENT ON SUCH OTHER BUSINESS, IF ANY, THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.

     A proxy may be revoked at any time prior to its exercise by the filing of written notice of revocation with the secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting, filing a notice of revocation with the secretary and voting in person. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORDHOLDER TO VOTE PERSONALLY AT THE ANNUAL MEETING.

     The cost of solicitation of proxies on behalf of management will be borne by Pamrapo Bancorp. In addition to the solicitation of proxies by mail, Regan & Associates, Inc., a proxy solicitation firm, will assist the Company in soliciting proxies for the Annual Meeting and will be paid a fee of $5,000, plus out-of-pocket expenses. Proxies may also be solicited personally or by telephone by directors, officers and regular employees of the Company and Pamrapo Savings Bank, S.L.A. (the "Bank"), without additional compensation therefor. Pamrapo Bancorp will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

VOTING SECURITIES

     The securities which may be voted at the Annual Meeting consist of shares of common stock of Pamrapo Bancorp (the "Common Stock"), with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting except as described below. The close of business on February 28, 1997 has been established by the Board of Directors as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was 3,155,964 shares.

     In accordance with the provisions of the Company's certificate of incorporation, record holders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the "Limit") are not entitled to any vote with respect to the shares held in excess of the Limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as by persons acting in concert with, such person or entity. The Company's certificate of incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to the Company to enable the Board of Directors to implement and apply the Limit.

     The presence, in person or by proxy, of at least a majority of the total number of shares of Common Stock entitled to vote (after giving effect to the Limit described above, if applicable) is necessary to constitute a quorum at the Annual Meeting. In the event there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

     As to the election of directors, the proxy card being provided by the Board of Directors enables a shareholder to vote "FOR" the election of the nominees proposed by the Board, or to "WITHHOLD AUTHORITY" to vote for one or more of the nominees being proposed. Under Delaware law and the Company's certificate of incorporation and bylaws, directors are elected by a plurality of votes cast, without regard to either (i) broker non-votes or (ii) proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

     As to the ratification of independent auditors and all other matters that may properly come before the Annual Meeting, by checking the appropriate box, a shareholder may: (i) vote "FOR" the item; (ii) vote "AGAINST" the item; or (iii) "ABSTAIN" from voting on such item. Under the Company's certificate of incorporation and bylaws, unless otherwise required by law, such matters shall be determined by a majority of votes cast without regard to (a) broker non-votes, or (b) proxies marked "ABSTAIN" as to that matter.

     Proxies solicited hereby will be returned to the proxy solicitors or the Company's transfer agent, and will be tabulated by inspectors of election designated by the Company, who will not be employed by, or a director of, the Company or any of its affiliates. After the final adjournment of the Annual Meeting, the proxies will be returned to the Company for safekeeping.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information as to those persons believed by management to be beneficial owners of more than 5% of the Company's shares of Common Stock outstanding on the Record Date. Persons and groups owning in excess of 5% of the Company's Common Stock are required to file certain reports regarding such ownership with the Company and with the Securities and Exchange Commission ("SEC"), in accordance with Sections 13(d) and 13(g) of the Securities Exchange Act of 1934 ("Exchange Act"). Other than those persons listed below, the Company is not aware of any person or group that owns more than 5% of the Company's Common Stock as of the Record Date.


  TITLE OF CLASS           NAME AND ADDRESS OF          NUMBER OF    PERCENT OF
                            BENEFICIAL OWNER             SHARES        CLASS
------------------   ---------------------------       -----------   ----------
Common Stock         William J. Campbell               273,872           8.68%
                     c/o Pamrapo Bancorp, Inc.
                     611 Avenue C
                     Bayonne, New Jersey 07002

Common Stock         Pamrapo Savings Bank, S.L.A.      234,396(1)        7.43
                     Employee Stock Ownership Plan
                     and Trust
                     c/o Pamrapo Savings Bank, S.L.A.
                     611 Avenue C
                     Bayonne, New Jersey 07002

Common Stock         Roger T. Conlan                   278,900(2)        8.84
                     22 Fawn Drive
                     Montville, New Jersey 07045

Common Stock         John Hancock Advisers, Inc.       171,000(3)        5.42
                     101 Huntington Avenue
                     Boston, Massachusetts 02199

-----------------------

(1) The ESOP Trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. At December 31, 1996, 210,136 shares of Common Stock had been allocated to participating employee accounts. Unallocated shares will be voted in a manner calculated to most accurately reflect the instructions received from participants regarding the allocated stock so long as such vote is in accordance with the provisions of the Employment Retirement Income Security Act of 1974, as amended ("ERISA").
(2) Based on information contained in an amended Schedule 13D filed with the SEC on February 2, 1996. The Company has purchased all 278,900 shares of Common Stock from Mr. Conlan as of March 12, 1997.
(3) Based on information contained in a Schedule 13G filed with the SEC on January 31, 1997.

                 PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

                       PROPOSAL I.  ELECTION OF DIRECTORS

     The number of directors of Pamrapo Bancorp is currently set at six (6).
The size of the Board of Directors has been reduced from seven (7) to six (6) directors as a result of the retirement of Girard P. Seymour from the Board of Directors. As a result of the reduction in the size of the Board of Directors, the number of directors in the three classes of directors became unequal. Therefore, in order for the classes to be as nearly equal as reasonably possible, as required by the certificate of incorporation, the Board of Directors has equalized the terms by reducing the 1999 class of directors by one position and nominating William J. Campbell, whose term of office as a director of the Company was to expire in 1999, to the 1997 class. If elected, Mr. Campbell will become part of the current class of directors whose term of office will expire in 2000.

     Each of the six members of the Board of Directors of Pamrapo Bancorp also serves as a Director of the Bank. Directors are elected for staggered terms of three years each, with a term of office of only one class of directors expiring in each year. Directors serve until their successors are elected and qualified.

     In addition to Mr. Campbell being nominated, Mr. John A. Morecraft has also been nominated to stand for election at the Annual Meeting. Both of the nominees named are also presently directors of the Company and the Bank. No person being nominated by the Nominating Committee of the Board of Directors as a director is being proposed for election pursuant to any agreement or understanding between any person and Pamrapo Bancorp. UNLESS AUTHORITY TO VOTE FOR THE DIRECTORS IS WITHHELD, IT IS INTENDED THAT THE SHARES REPRESENTED BY THE ENCLOSED PROXY CARD IF EXECUTED AND RETURNED WILL BE VOTED FOR THE ELECTION OF THE NOMINEES.

     In the event that any nominee is unable or declines to serve for any reason, it is intended that proxies will be voted for the election of the other nominee named and for such other person as may be designated by the present Board of Directors. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION
                 OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

INFORMATION WITH RESPECT TO NOMINEES, CONTINUING DIRECTORS AND EXECUTIVE
OFFICERS

     The following table sets forth, as of the Record Date, the names of the nominees, continuing directors, "Named Executive Officers" as defined below, and their ages, a brief description of their recent business experience, including present occupations and employment, certain directorships held by each, the year in which each became a director of the Bank and the year in which their term (or in the case of the nominees, their proposed term) as director of the Company expires. This table also sets forth the number of shares of Common Stock and the percentage thereof beneficially owned by each director and Named Executive Officer and all directors and executive officers as a group. Ownership information is based upon information furnished by the respective individuals.

                                                                            SHARES OF
   NAME AND PRINCIPAL OCCUPATION                                             COMMON
    AT PRESENT AND FOR THE PAST               DIRECTOR    EXPIRATION     STOCK BENEFICIALLY     PERCENT
             FIVE YEARS               AGE     SINCE(1)     OF TERM            OWNED(2)         OF CLASS
--------------------------------     ----    ---------   ------------    ------------------   ----------
NOMINEES:

William J. Campbell                   59        1987          2000             273,872           8.68%
  President and Chief Executive
  Officer of the Company;
  Executive Vice President from
  1965 until being made President
  and Chief Executive Officer in
  1970

John A. Morecraft                     75        1982          2000              78,578(3)        2.49
  Vice Chairman of the
  Board of the Bank since
  1987;  President of John A.
  Morecraft, Inc., a construction
  firm, since 1949

CONTINUING DIRECTORS:

Daniel J. Massarelli                  65        1960          1999              96,975           3.07
  Chairman of the Board of the
  Company; Chairman of the
  Board of the Bank since
  February 1987; Owner and
  operator of pharmacy since 1963
  and registered pharmacist

Francis J. O'Donnell                  69        1993          1999              13,400             *
  Former owner of O'Donnell
  Agency, an independent real
  estate and insurance agency

Dr. Jaime Portela                     65        1977          1998              19,044             *
  Retired Bayonne physician

James Kennedy                         63        1994          1998               1,534             *
  Retired executive of J.C. Penny
  and Co.


                                                                            SHARES OF
   NAME AND PRINCIPAL OCCUPATION                                             COMMON
    AT PRESENT AND FOR THE PAST               DIRECTOR    EXPIRATION     STOCK BENEFICIALLY     PERCENT
             FIVE YEARS               AGE     SINCE(1)     OF TERM            OWNED(2)         OF CLASS
--------------------------------     ----    ---------   ------------    ------------------   ----------
NAMED EXECUTIVE OFFICERS:

Gary J. Thomas                        48         -            -                 75,149           2.38%
  Vice President, Treasurer and
  Chief Financial Officer of the
  Company and Bank

Robert A. Hughes                      58         -            -                 34,140(4)        1.08
  Vice President of the Company
  and Bank

Stock ownership of all directors       -         -            -                592,694(5)(6)    18.78
and executive officers as a group                                                     (7)
(8 persons)

-------------------------
* Does not exceed 1.0% of the Company's voting securities.
(1) Includes years of service as a director of the Bank.
(2) Each person or relative of such person whose shares are included herein, exercises sole (or shared with spouse, relative or affiliate) voting and dispositive powers as to the shares reported.
(3) Includes 45,578 shares held by John A. Morecraft Profit Sharing Plan.
(4) Does not include 966 shares subject to options granted to Mr. Hughes under the 1989 Incentive Stock Option Plan ("Incentive Option Plan") which are not exercisable and which commenced vesting on March 3, 1993 at a rate of 20% per year of the original number of options granted. Includes 64 shares subject to options which are currently exercisable.
(5) Includes the shares noted in the footnotes above.
(6) Includes 32,911 shares allocated to executive officers under the ESOP.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Exchange Act requires the Company's officers (as defined in regulations promulgated by the SEC thereunder) and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

   Based solely on a review of copies of such reports of ownership furnished to the Company, or written representations that no forms were necessary, the Company believes that during the past fiscal year all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with except that one purchase by an affiliate of Mr. Hughes was not reported on a timely basis on a Form 4. The transaction was subsequently reported.

MEETINGS OF THE BOARD AND COMMITTEES OF THE BOARD

   The Board of Directors of the Company held 7 meetings in 1996. The Board of Directors of the Bank held 14 meetings in 1996. The Board of Directors of the Bank maintains an Executive Committee and an Audit Committee. No Director of the Company attended fewer than 75% in the aggregate of the total number of the Board meetings held and the total number of committee meetings on which such director served during 1996.

   The joint Audit Committee of the Company and Bank is comprised of Messrs. Kennedy, Massarelli, and O'Donnell. This committee is responsible for reviewing and reporting to the Board on the Company's financial condition and reviewing the audit reports of the Company from its internal and independent auditors.
The committee met 4 times in 1996.

   The full Board of Directors of the Company acts as a nominating committee for the annual selection of nominees for election as directors. While the Board of Directors will consider nominees recommended by stockholders, it has not actively solicited recommendations from stockholders for nominees nor established procedures for this purpose. Nominations by stockholders must comply with certain procedural and informational requirements set forth in the Company's bylaws. See "Notice of Business to Be Conducted at an Annual Meeting." The Board of Directors met once during the past fiscal year in its capacity as the nominating committee.

DIRECTORS COMPENSATION

   DIRECTORS FEES. Directors of the Company receive $500 for each Board of Directors' meeting of the Company attended. Directors of the Bank receive $650 for each Board meeting attended and $550 for each committee meeting attended, except for the Chairman who receives $750 for each Board meeting attended and $650 for each committee meeting attended. Directors who are also full time employees of the Bank receive no fees for attending meetings or other compensation in their capacity as directors. Directors who participate in the inspections made in the course of the loan application process of the Bank are compensated at $150 for every inspection made in Bayonne and $200 for inspections made outside of the Bayonne area plus a mileage allowance.

   OUTSIDE DIRECTORS' CONSULTATION AND RETIREMENT PLAN. Under the Bank's Outside Directors' Consultation and Retirement Plan, a director who is not an officer or employee of the Bank, who has served as a director for at least twenty years, and who agrees to provide continuing service to the Bank, will be eligible, upon retirement, to receive one year of benefits for every two years of prior service on the Board.

EXECUTIVE COMPENSATION

   The report of the Personnel Committee and the stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 (the "Securities Act") or the Exchange Act, except as to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

   PERSONNEL COMMITTEE REPORT ON EXECUTIVE COMPENSATION. Under rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and the other executive officers of the Company. The disclosure requirements for the chief executive officer and the other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental compensation decisions affecting those individuals. In fulfillment of this requirement, the personnel committee of the Bank (the "Personnel Committee"), at the direction of the Board of Directors has prepared the following report for inclusion in this proxy statement.

   General.  The Company is the parent company of the Bank and does not pay any
   -------
cash compensation to the executive officers of the Company, other than fees for Board of Directors meetings. Therefore, the Company does not maintain a compensation committee. The Personnel Committee of the Board of Directors of the Bank is responsible for establishing the compensation levels and benefits for executive officers of the Bank, who also serve as executive officers of the Company and for reviewing recommendations of management for compensation and benefits for other officers and employees of the Bank. The Personnel Committee consists of Messrs. Morecraft and Portela, who are both outside directors.

   Compensation Policies.  The Personnel Committee has the following goals for
   ---------------------
compensation programs impacting the executive officers of the Company and the
Bank:

          . to provide motivation for the executive officers to enhance stockholder value by linking their compensation to the value of the Company's stock;

          . to retain the executive officers who have led the Company to high performance levels and allow the Bank to attract high quality executive officers in the future by providing total compensation opportunities which are consistent with competitive norms of the industry and the Company's level of performance; and

          . to maintain reasonable "fixed" compensation costs by targeting base salaries at a competitive average.

In addition, in order to align the interests and performance of its executive officers with the long term interests of its stockholders, the Company and the Bank adopted plans which reward the executives for delivering long term value to the Company and the Bank through stock ownership.

     The executive compensation package available to executive officers is composed of the following components:

     (i)    base salary;

     (ii)   annual bonus awards;

     (iii) long term incentive compensation, including options and stock awards.

Mr. Campbell has employment agreements which specify a minimum base salary and requires periodic review of such salary. In addition, executive officers participate in other benefit plans available to all employees including the Employee Stock Ownership Plan and the 401(k) Plan.

     Base Salary.  In determining salary levels, the Personnel Committee
     -----------
considers the entire compensation package, including the equity compensation provided under the Company's stock plans, of the executive officers. The Personnel Committee meets in the first quarter of each year to determine the level of any salary increase to take effect as of the beginning of that fiscal year. The Personnel Committee determines the level of salary increase after reviewing the qualifications and experience of the executive officers of the Bank, the compensation paid to persons having similar duties and responsibilities in other institutions, and the size of the Bank and the complexity of its operations. The Personnel Committee consulted a survey of compensation paid to executive officers performing similar duties for depository institutions and their holding companies, with particular focus on the level of compensation paid by comparable institutions including some, but not all, of the companies included in the peer group used for the Stock Performance Graph. The salary levels are intended to be consistent with competitive practices of other comparable institutions and each executive's level of responsibility.

     Although the Personnel Committee's policy in regard to base salary is subjective and no specific formula is used for decision making, the Personnel Committee considered the overall performance of the Company including the earnings of the Company and the performance of the individual executive officer. The Personnel Committee did not grant any salary increases for any of the executive officers in 1996.

     Annual Bonus Awards.  In determining bonus awards, the Personnel Committee
     -------------------
considers the entire compensation package of the executive officers. As discussed under base salaries, the bonus awards are intended to be consistent with competitive practices of other comparable financial institutions and each executive officer's level of responsibility.

     The Personnel Committee met during the year to determine bonus compensation. Although the Personnel Committee's policy in regard to bonus is subjective and no specific formula is used for decision making, the bonus awards are aimed at reflecting the overall financial performance of the Company, and the performance of the individual executive officer. The Personnel Committee did not grant any bonus awards in 1996.

     Long Term Incentive Compensation.  The Company and the Bank maintain the
     --------------------------------
Incentive Option Plan and the management recognition and retention plan, respectively, under which executive officers may receive discretionary grants and awards. The Personnel Committee believes the stock ownership is a significant incentive in building stockholder's wealth and aligning the interests of employees and stockholders. In connection with the Company's initial public offering all the executive officers received grants and awards which had vesting periods of 20% per year beginning on November 10, 1990. In addition, the Committee granted additional awards to certain executive officers. All such awards have fully vested. The Personnel Committee did not make any additional awards during 1996.

     Compensation of the Chief Executive Officer.  After taking into
     -------------------------------------------
consideration the factors discussed above, including the overall compensation package, and the specified performance factors, the Personnel Committee determined to keep Mr. Campbell's base salary at the same level as the previous year. Mr. Campbell did not receive an annual bonus award for 1996. His compensation generally is comparable to the compensation paid by peer institutions in the Bank's market area.


                              PERSONNEL COMMITTEE

               John A. Morecraft               Dr. Jaime Portela

     STOCK PERFORMANCE GRAPH. The following graph shows a five year comparison of stockholder return on the Company's Common Stock based on the market price of the Common Stock assuming reinvestment of dividends, with the cumulative total returns of companies on the Russell 2000 Index and the SNL $250M to $500M Thrifts Index supplied by SNL Securities, Inc.


                      COMPARATIVE FIVE-YEAR TOTAL RETURNS
                 PAMRAPO BANCORP, INC., RUSSELL 2000 INDEX AND
                      SNL $250M TO $500M THRIFTS INDEX
                    (PERFORMANCE RESULTS THROUGH 12/31/96)

                             [GRAPH APPEARS HERE]

--------------------------------------------------------------------------------

                                              SUMMARY

                                      1991      1992      1993      1994      1995      1996
                                      ----      ----      ----      ----      ----      ----
Pamrapo Bancorp, Inc.                100.00    223.42    303.88    396.96    533.87    521.66
Russell 2000 Index                   100.00    112.79    130.47    127.89    164.26    191.45
SNL $250M to $500M Thrifts Index     100.00    166.15    241.42    263.02    364.84    449.58


Notes:
   A. The lines represent yearly index levels derived from compounded daily returns that include all dividends.
   B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
   C. If the yearly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
   D. The index level for all series was set to $100.00 on 1991.
--------------------------------------------------------------------------------

     SUMMARY COMPENSATION TABLE. The following table shows, for the years ending December 31, 1996, 1995 and 1994, the cash compensation paid by the Company and the Bank, as well as certain other compensation paid or accrued for those years, to the Chief Executive Officer and any other executive officer of the Company who earned and/or received salary and bonus in excess of $100,000 (the "Named Executive Officers").


                                                                ANNUAL COMPENSATION
                                             ---------------------------------------------------------
                                                                                     OTHER ANNUAL
                                                SALARY             BONUS              COMPENSATION
         POSITION                 YEAR        ($)(1)(2)             ($)                 ($)(3)
---------------------------    ----------   ------------       -------------        ------------------
William J. Campbell........       1996        $214,500           $ 8,121(5)                $ --
Chief Executive Officer           1995         214,500            33,125                     --
and Preside nt                    1994         208,096            58,125                     --

Gary J. Thomas.............       1996         111,750             6,497(5)                  --
Vice President, Treasurer         1995         103,615             6,500(5)                  --
and Chief Financial               1994          99,096            26,500                     --
Officer

Robert A. Hughes...........       1996          98,750             6,497(5)                  --
Vice President                    1995          91,269             6,500(5)                  --
                                  1994          87,096            26,500                     --


                                                   LONG-TERM COMPENSATION
                                 ------------------------------------------------------
                                              AWARDS                       PAYOUTS
                                 --------------------------------     -----------------
                                                       SECURITIES
                                     RESTRICTED        UNDERLYING
                                       STOCK            OPTIONS/              LTIP             ALL OTHER
                                      AWARD(S)            SARS               PAYOUTS         COMPENSATION
       POSITION                         ($)               (#)                ($)(4)              ($)
---------------------------      ---------------     ------------         -------------     ----------------
William J. Campbell........             $ --                --                None           $   4,750(6)(7)
Chief Executive Officer                   --                --                None             148,211
and President                             --                --                None              33,429

Gary J. Thomas.............               --                --                None               4,750(6)(7)
Vice President, Treasurer                 --                --                None              71,556
and Chief Financial                       --                --                None              29,700
Officer

Robert A. Hughes...........               --                --                None               4,750(6)(7)
Vice President                            --                --                None              54,352
                                          --                --                None              28,727

-----------------------
(1) Includes amounts of salary deferred pursuant to the Pamrapo Savings Bank, S.L.A. 401(k) plan. Participants may elect to have up to 10% of their annual compensation deferred.
(2) Includes amounts paid for services rendered to the Bank's service corporation.
(3) For 1996, 1995, and 1994 there were no (a) perquisites over the lesser of $50,000 or 10% of the individual's total salary and bonus for the year;
     (b) payments of above-market preferential earnings on deferred compensation; (c) payments of earnings with respect to long term incentive plans prior to settlement or maturation; (d) tax payment reimbursements; or
     (e) preferential discounts on stock.
(4) For fiscal years 1996, 1995 and 1994, the Bank had no long-term incentive plans in existence and therefore made no payouts or awards under such plans.
(5)  Includes only an amount for a Christmas bonus.
(6) Includes $4,750, $4,750 and $4,750, respectively, contributed by the Bank to the account of Messrs. Campbell, Thomas and Hughes pursuant to the Bank's 401(k) Plan.
(7) As of March 17, 1997, no allocations have been made to the Named Executive Officers under the ESOP for fiscal 1996.

  EMPLOYMENT AGREEMENTS. William J. Campbell's employment agreements with the Bank and Company provide for three-year terms. Commencing on the first anniversary date of the conversion and continuing each anniversary date thereafter, the agreements will automatically be extended for an additional year, unless notice of non-renewal is given by the Bank and the Company so that the remaining terms shall be three years. The current aggregate annual base salary under the agreements may be increased at the discretion of the Board of Directors. In addition to the base salary, each agreement provides, among other things, for participation in stock option plans and other fringe benefits applicable to executive personnel.

  Each agreement provides for termination by the Bank and Company for "cause," as defined in the agreements, at any time. In the event the Bank and Company choose to terminate Mr. Campbell's employment for reasons other than for cause, or in the event of his resignation from the Bank and Company upon failure to re-elect him to his current offices, a material lessening of his functions, duties or responsibilities, or upon liquidation, dissolution, consolidation or merger in which the Bank or the Company are not the resulting entity, or a breach of the agreements by the Bank or the Company, he or, in the event of death, his beneficiary as the case may be, would be entitled to a severance payment equal to the greater of (i) three times his average annual salary over the previous three years, or (ii) the payments owed for the remaining term of the agreement. The Bank and Company would also continue the executive's life, health and disability coverage for the remaining term of the agreement or, if earlier, until the executive is employed by another employer. If termination results from a change in control, of the Bank or the Company, as defined in the agreements, Mr. Campbell would be entitled to (i) a severance payment equal to three times his average annual salary over the previous three years paid to him under the agreements and (ii) continued benefits as described above. In the event that a change in control resulting in the termination of employment occurred based on the current annual compensation, Mr. Campbell would receive approximately $861,657, in addition to other non-cash benefits provided for under the agreement.

  SPECIAL TERMINATION AGREEMENTS. Gary J. Thomas has a special termination agreement with the Bank and the Company and Robert A. Hughes has a special termination agreement with the Company. All three agreements are for a term of three years, which automatically will be extended for an additional year upon the first anniversary date of the date of the agreement and continuing at each anniversary date thereafter such that the remaining term shall be three years. Mr. Thomas' agreements provide that at any time following a change in control of the Company or the Bank, if the Company or the Bank terminate Mr. Thomas' employment with the Company or the Bank for any reason other than "cause," (as defined in the agreements) or if Mr. Thomas were to terminate his employment following demotion, loss of title, office, significant authority, a reduction in compensation, or relocation of his principal place of employment, Mr. Thomas would be entitled to receive a payment in an amount equal to three times his respective average annual compensation for the three previous years of his employment with the Bank. Mr. Hughes' agreement provides that at any time following a change in control of the Company or the Bank, if the Company terminates Mr. Hughes' employment for any reason other than "cause," (as defined in the agreement) or if Mr. Hughes were to terminate his employment following demotion, loss of title, office, significant authority, a reduction in compensation, or relocation of his principal place of employment, Mr. Hughes would be entitled to receive a payment in an amount equal to three times his respective average annual compensation for the three previous years of his employment with the Company and the Bank. If a change in control occurs, based on current annual compensation, the amount payable to Messrs. Thomas and Hughes would be approximately $365,996 and $367,237, respectively. Certain insurance coverage maintained by the Bank at the time of any such termination would be continued for a three-year period.

  Payments under the employment agreements in the event of a change in control may constitute excess parachute payments under Section 280G of the Internal Revenue Code (the "Code") for executive officers, resulting in the imposition of an excise tax on the recipient and denial of the deduction for such excess amounts to the Company and the Bank.

  INCENTIVE OPTION PLAN. The Company maintains an Incentive Option Plan which provides discretionary awards to officers and employees of the Bank as determined by the Personnel Committee. The following table shows options exercised by the Named Executive Officers during 1996, including the aggregate value of gains on the date of exercise. In addition, the table provides certain information with respect to the number of shares of Common Stock represented by outstanding stock options held by the Named Executive Officers as of December 31, 1996. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the year-end price of the Common Stock.

              AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTIONS/SAR VALUES

                                                                 NUMBER                          VALUE OF
                            SHARES                             OF SECURITIES                   UNEXERCISED
                           ACQUIRED          VALUE         UNDERLYING UNEXERCISED             IN-THE-MONEY
                         ON EXERCISE(#)    REALIZED             OPTIONS AT                     OPTIONS AT
     NAME                  (1)(2)            ($)        DECEMBER 31, 1996(#)(1)(2)        DECEMBER 31, 1996($)(3)
-------------------      --------------   -----------  --------------------------      ----------------------------
                                                       EXERCISABLE  UNEXERCISABLE      EXERCISABLE    UNEXERCISABLE
                                                       -----------  -------------      ------------   -------------
William J. Campbell           54,750      $862,313(4)           --             --         $     --       $      --

Gary J. Thomas                    --            --              --             --               --              --

Robert A. Hughes               1,000        15,076(5)           64            966              872          13,157

--------------------
(1) The options for Messrs. Campbell had an exercise price of $5.75 and were exercisable at a rate of 20% per year commencing November 10, 1990. The options for Mr. Hughes have an exercise price of $6.38 and commenced vesting on March 3, 1993 at a rate of 20% per year of the original number of option granted. To the extent not already exercisable, the options become exercisable upon a change in control.
(2) Options are subject to limited (SAR) rights pursuant to which options, to the extent outstanding for at least six months, may be exercised in the event of a change in control of the Company. Upon the exercise of a limited right, the optionee would receive a cash payment equal to the difference between the exercise price of the related option on the date of grant and the fair market value of the underlying shares of Common Stock on the date the limited right is exercised.
(3)  The market price of the Common Stock on December 31, 1996 was $20.00.
(4) The market price of the Common Stock on January 4, 1996 the date Mr. Campbell exercised his options, was $21.50.
(5) The market price of the Common Stock on January 23, 1996 and March 4, 1996, respectively, the dates Mr. Hughes exercised his options were $21.00 and $21.50, respectively.

     RETIREMENT PLAN. The Bank maintains the Retirement Plan of Pamrapo Savings Bank, S.L.A. (the "Retirement Plan"), which is a defined benefit pension plan, for the benefit of salaried employees employed by the Bank. Under the Retirement Plan's funding method, the actuarial present value of projected benefits of each individual is allocated on a level basis over the expected future earnings period through the assumed retirement date. The table below presents annual benefits under the Retirement Plan assuming retirement during 1996 at various levels of compensation and years of credited service.

                       ESTIMATED ANNUAL RETIREMENT BENEFIT PAYABLE AT AGE 65
                                 TEN YEAR CERTAIN AND LIFE ANNUITY
                                  TO AN EMPLOYEE RETIRING IN 1996
                    ---------------------------------------------------------
                                   YEARS OF CREDITED SERVICE (1)
                    ---------------------------------------------------------
     FINAL AVERAGE
      EARNINGS (2)       10       15       20       25       30    35 or More
     -------------    -------  -------  -------  -------  -------  ----------
     $  25,000        $ 2,750  $ 4,125  $ 5,500  $ 6,875  $ 8,250  $ 9,625
     $  50,000          6,397    9,595   12,794   15,992   19,190   22,389
     $ 100,000         13,897   20,845   27,794   34,742   41,690   48,639
     $ 150,000(3)      21,397   32,095   42,794   53,492   64,190   74,889


     ------------------------------
     (1) As of December 31, 1996, William J. Campbell, Gary J. Thomas and Robert
         A. Hughes had 33, 21 and 6 years of credited service, respectively.
     (2) The covered compensation under the Retirement Plan includes the salary and bonus for the Named Executive Officer, as disclosed in the "Summary Compensation Table."
     (3) $150,000 is the maximum salary limitation for computation of benefits under the Tax Reform Act of 1986, for the 1996 Plan year.


     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. The Board of Directors of the Bank adopted a Supplemental Executive Retirement Plan ("SERP") in 1989 for the benefit of key employees of the Bank. This plan is intended to constitute a non-qualified, deferred retirement plan. Persons eligible to participate will be designated by the Board of Directors from time to time and upon terms and conditions as the Board of Directors shall agree upon. A participant who retires at age 65, (the "Normal Retirement Age") will be entitled to an annual retirement benefit equal to 75% of his compensation, at the effective date of retirement, reduced by his Retirement Plan annual benefit plus an amount equal to any reduction in Company contributions on behalf of the participant resulting from limitations mandated by the Code. Participants retiring before the Normal Retirement Age will receive the same benefits reduced by a percentage based on years of service to the Bank and the number of years prior to the Normal Retirement Age that the participant retires. In 1994, the SERP was amended so that should Messrs. Campbell, Thomas or Hughes receive benefits under the SERP, such benefits will be payable to the recipient until the time of his death.

INDEBTEDNESS OF MANAGEMENT AND TRANSACTIONS WITH CERTAIN RELATED PERSONS

     In the ordinary course of business, the Bank has made loans, and may continue to make loans in the future, to its officers, directors and employees. Loans to executive officers and directors are made in the ordinary course of business, on substantially the same terms including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features except as noted below.

     As of December 31, 1996, Mr. William J. Campbell had two loans outstanding which were made on preferential terms. Mr. Campbell has a mortgage loan with a fixed interest rate of 5.25% which was originated in April 1973. The highest balance outstanding on such loan during fiscal 1996 was $38,260. The balance of the loan at December 31, 1996 was $36,650. Mr. Campbell also has an equity loan with a fixed interest rate of 8.00% which was originated in April 1987. The highest balance outstanding on such loan during fiscal 1996 was $17,513. The balance of this loan at December 31, 1996 was $2,932. Mr. Gary Thomas has a mortgage loan from the Bank with a fixed interest rate of 8.00% which was originated in September 1986 on preferential terms. The highest balance outstanding on the loan in fiscal 1996 was $151,689. The balance of the loan at December 31, 1996 was $148,737.


               PROPOSAL II.  RATIFICATION OF INDEPENDENT AUDITORS

     The Company's independent auditors for the fiscal year ended December 31, 1996 were Radics & Co., LLC. The Company's Board of Directors has reappointed Radics & Co., LLC to continue as independent auditors for the Bank and Pamrapo Bancorp for the fiscal year ending December 31, 1997, subject to ratification of such appointment by the stockholders. Representatives of Radics & Co., LLC are expected to attend the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders present at the Annual Meeting.

     UNLESS MARKED TO THE CONTRARY, THE SHARES REPRESENTED BY THE ENCLOSED PROXY CARD WILL BE VOTED FOR RATIFICATION OF RADICS & CO., LLC AS THE INDEPENDENT AUDITORS OF THE COMPANY.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF RADICS & CO., LLC AS THE INDEPENDENT AUDITORS OF THE COMPANY

                             ADDITIONAL INFORMATION


STOCKHOLDER PROPOSALS

      To be considered for presentation at the annual meeting of stockholders to be held in 1998, a stockholder proposal must be received by the Secretary of the Company at the address set forth on the attached Notice of Annual Meeting of Stockholders, not later than November 17, 1997. Any such proposal will be subject to Rule 14a-8 of the rules and regulations of the SEC.

NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING

      The bylaws of the Company provide an advance notice procedure for certain business to be brought before the Annual Meeting. In order for a stockholder to properly bring business before the Annual Meeting, the stockholder must give written notice to the Secretary of the Company not less than thirty (30) days before the time originally fixed for such meeting; provided, however, that in the event that less than forty (40) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. The notice must include the stockholder's name, record address and the class and number of shares owned by the stockholder and describe briefly the proposed business, the reasons for bringing the business before the Annual Meeting, and any material interest of the stockholder in the proposed business. In the case of nominations to the Board, certain information regarding the nominee must be provided.

      Although the bylaw provisions do not give the Board of Directors any power to approve or disapprove of stockholder nominations for the election of directors or any other business desired by a stockholder to be conducted at the Annual Meeting, the bylaw provisions may have the effect of precluding a nomination for the election of directors or precluding the conduct of business at a particular meeting if the proper procedures are not followed, and may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempt to obtain control of the Company, even if the conduct of such business or such attempt might be beneficial to the Company and its stockholders.

OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING

      The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

      Whether or not you intend to be present at this Annual Meeting, you are urged to return your proxy promptly. If you are present at this Annual Meeting and wish to vote your shares in person, your proxy may be revoked upon request.

      A COPY OF THE FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996, AS FILED WITH THE SEC WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY, PAMRAPO BANCORP, INC., 611 AVENUE C, BAYONNE, NEW JERSEY 07002.


                                        By Order of the Board of Directors

        `                                /s/ Margaret Russo
                                         -------------------------
                                         Margaret Russo, Secretary

Bayonne, New Jersey
March 17, 1997

      YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU HAD PLANNED TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                REVOCABLE PROXY

LOGO

                             PAMRAPO BANCORP, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 16, 1997
                                   11:00 A.M.

                                --------------

  The undersigned hereby appoints the official proxy committee (the "Committee") consisting of all members of the Board of Directors of Pamrapo Bancorp, Inc. (the "Company"), each with full power of substitution, to act as attorneys and proxies for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Annual Meeting"), to be held at Hi-Hat Caterers, 180 West 54th Street, Bayonne, New Jersey, on April 16, 1997, at 11:00 a.m., and at any and all adjournments thereof.

  THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" EACH OF THE NOMINEES AS DIRECTORS SPECIFIED UNDER PROPOSAL I AND "FOR" PROPOSAL II. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THE COMMITTEE IN ITS BEST JUDGMENT.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE. PLEASE SIGN ON THE REVERSE SIDE AND
                                RETURN PROMPTLY.

LOGO

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE "FOR" PROPOSALS I AND II.


PROPOSAL I. The               VOTE       PROPOSAL II. The   FOR AGAINST ABSTAIN
election as            FOR  WITHHELD     ratification of    [_]   [_]    [_]
directors of all       [_]    [_]        Radics & Co., LLC
nominees listed                          for the fiscal
(except as marked to                     year ending December 31, 1997
the contrary below).
                                           The undersigned acknowledges
William J. Campbell and John A           receipt from the Company prior to the
Morecraft                                execution of this proxy of a Notice
                                         of Annual Meeting and of a Proxy
INSTRUCTION: To withhold your vote       Statement dated March 17, 1997.
for any individual nominee, write
that nominee's name on the space         PLEASE SIGN EXACTLY AS YOUR NAME AP-
provided below.                          PEARS ON THIS CARD. WHEN SIGNING AS
                                         ATTORNEY, EXECUTOR, ADMINISTRATOR,
                                         TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR
                                         FULL TITLE. IF SHARES ARE HELD JOINT-
                                         LY, EACH HOLDER MAY SIGN BUT ONLY ONE
------------------------------------     SIGNATURE IS REQUIRED.


                                         Dated: _______________________________
                                         ______________________________________
                                                SIGNATURE OF STOCKHOLDER
                                         ______________________________________
                                                SIGNATURE OF STOCKHOLDER

            PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY
                   IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.